Exhibit 2

                          PLEDGE AND SECURITY AGREEMENT

      THIS PLEDGE AND SECURITY AGREEMENT (this "Agreement"), dated as of this 15 day of September, 2006, is made by ICTS International, N.V., a corporation organized under the laws of The Netherlands and having its principal place of business located at Biesbosch 225, 1181 JC Amstelveen, The Netherlands (the "Pledgor") in favor of Northwood Business Corporation, a corporation organized under the laws of the British Virgin Islands, with an address at 104A Park Street, London, W1, England (the "Secured Party").

            1. Pledge. In order to induce the Secured Party to extend the Debt (as defined below), the Pledgor hereby grants a security interest in and absolutely and presently pledges to the Secured Party all of the Pledgor's right, title and interest in and to 2,157,894 shares of common stock of Inksure Technologies Inc., a corporation organized under the laws of the State of Delaware ("Inksure"), together with all substitutions, replacements and proceeds and all income interest, dividends and other distributions thereon (the "Collateral"). The certificate(s) (the "Certificates") representing the
Collateral shall be accompanied by duly executed blank stock power. The Certificates and stock power shall be delivered to David Sass, Esq. (the "Collateral Agent") on behalf of the Secured Party, at c/o McLaughlin & Stern, LLP, 260 Madison Avenue, 18th Floor, New York, New York 10016. Notwithstanding anything to the contrary contained herein, this Agreement evidences a present and absolute pledge of the Collateral to the Secured Party, which shall be effective upon the execution of this Agreement.

            2. Obligations Secured. The Collateral secures payment to the Secured Party of the loan owing to the Secured Party from the Secured Party under that certain Promissory Note of even date herewith, payable to the Secured Party in the aggregate principal amount of Two Million


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Fifty  Thousand  Dollars   ($2,050,000)  (the  "Note")  and  shall  also  secure
additional loans up to One Million Dollars ($1,000,000) which may be made in the future by the Secured Party to the Pledgor. The foregoing obligations, including any amendments, extensions, renewals or increases, and all costs and expenses of the Secured Party incurred in the documentation, negotiation, modification, enforcement, collection or otherwise in connection with any of the foregoing, including reasonable attorneys fees and expenses is hereinafter referred to as the "Debt".

            3. Representations and Warranties. The Pledgor represents and warrants to the Secured Party as follows:

                  (a) There are no restrictions on the pledge or transfer of the Collateral, other than restrictions referenced on the face of any certificates evidencing the Collateral.

                  (b) The Pledgor is the legal owner of the Collateral, which is registered in the name of the Pledgor as of the date hereof

                  (c) Except for the security interest created by this Agreement or as approved in advance by Secured Party, the Collateral is free and clear of any security interests, pledges, liens, encumbrances charges, agreements, claims or other arrangements or restrictions of any kind; and the Pledgor will not incur, create, assume or permit to exist and pledge, security interest, lien, charge or other encumbrance of any nature whatsoever on any of the Collateral or assign, pledge or otherwise encumber any right to receive income from the Collateral.

                  (d) The Pledgor has the right to transfer the Collateral free of any encumbrances and the Pledgor will defend the Pledgor's title to the Collateral against the claims of all persons, and any registration with, or consent or approval to or action by, any federal, state or other governmental authority or regulatory body which was or is necessary for the validity of the pledge and grant of the security interest in the Collateral has been obtained


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                  (e) The pledge of and grant of the  security  interest  in the
Collateral is intended to vest in the Secured Party a valid and perfected first priority security interest, superior to the rights of any other person, in and to the Collateral.

                  (f) Upon the occurrence of an Event of Default, no third party has any rights to receive notice of such default or the sale of the Collateral or any portion thereof, and no third party has rights to purchase all or any portion of the Collateral.

            4. Governmental Approvals. The Secured Party hereby acknowledges that any transfer of the Collateral shall be subject to the approval of any governmental authorities to the extent required by applicable law.

            5. Default.

(a) If any of the following shall occur (each an "Event of Default"): (i) any installment of principal and interest due under the Note remains unpaid for ten
(10) days after receipt by the Pledgor of written notice from the Secured Party that payment has not been made, (ii) the institution by or against the Pledgor of any proceedings under any law relating to bankruptcy or insolvency, (iii) the assignment by the Pledgor for the benefit of its creditors or its attempt to negotiate any plan of composition with any of its creditors or (iv) the failure by the Pledgor to perform any of its obligations hereunder after written notice from the Secured Party and a reasonable opportunity to cure, which cure period shall in no event be less than ten (10) days, then the Secured Party is authorized in its discretion to declare any or all of the Debt to be immediately due and payable without further demand or notice of any kind whatsoever which are expressly waived, and may exercise any one or more of the rights and remedies granted pursuant to this Agreement or given to a Secured Party under the Uniform Commercial Code of New York, as it may be amended from time


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to time,  or  otherwise  at law or in  equity,  including  the  right to sell or otherwise dispose of the Collateral.

                  (b) (i) At any bona fide public sale the Secured Party shall be free to purchase all or any part of the Collateral. Any such sale may be on cash or credit. The Secured Party shall be authorized at any such sale (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to persons who will represent and agree that they are purchasing the Collateral for their own account in compliance with Regulation D of the Securities Act of 1933 or any other applicable exemption available under such Act. If the Collateral is customarily sold on a recognized market or threatens to decline speedily in value, the Secured Party may sell such Collateral at any time without giving prior notice to the Pledgor. Whenever notice is otherwise required by law to be sent by the Secured Party to the Pledgor of any sale or other disposition of the Collateral, five (5) days written notice sent to the Pledgor at the notice address specified below will be reasonable.

                  (ii) The Pledgor recognizes that the Secured Party may be unable to effect or cause to be effected a public sale of the Collateral by reason of certain prohibitions contained in the Securities Act of 1933, as amended (the "Act"), so that the Secured Party may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obligated to agree, among other things, to acquire the Collateral for resale thereof. The Pledgor understands that private sales so made may be at prices and on other terms less favorable to the seller than if the Collateral were sold at public sales, and agree that the Secured Party have no obligation to delay or agree to delay the sale of any of the Collateral from the period of time necessary to permit the issuer of the securities which are part of the Collateral (even if the issuer would agree), to register such securities

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for sale under the Act.  The Pledgor  agrees that  private  sales made under the foregoing circumstances shall be deemed to have been made in a commercially reasonable manner.

                  (c) The net proceeds arising from the disposition of the Collateral, if any, after deducting expenses incurred by the Secured Party, will be applied to the Debt in the order determined by the Secured Party in its sole discretion. If any excess proceeds and/or Collateral remain after the discharge of all of the Debt, said excess proceeds and/or Collateral will be paid and/or returned to the Pledgor.

                  (d) If any demand is made at any time upon the Secured Party for the repayment or recovery of any amount received by it in payment or on account of any of the Debt from the disposition of the Collateral and if the Secured Party repays all or any part of such amount, the Pledgor will be and remain liable for the amounts so repaid or recovered to the same extent as if such proceeds were never originally received by the Secured Party.

            6. Voting Rights and Transfer. Prior to the occurrence of an Event of Default, the Pledgor will have the right to exercise all voting rights with respect to the Collateral. At any time after the occurrence of an Event of Default, the Secured Party may transfer any or all of the Collateral into its name or that of its nominee and may exercise all voting rights with respect to the Collateral, but no such transfer shall constitute a taking of such Collateral in satisfaction of any or all of the Debt unless the Secured Party expressly so indicates by written notice to the Pledgor.

            7. Dividends, Interest and Premiums. The Pledgor will have the right to receive all cash dividends, interest and premiums declared and paid on the Collateral prior to the occurrence of any Event of Default. In the event any additional shares are issued to the Pledgor as a stock

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dividend  or in lieu of interest  on any of the  Collateral,  as a result of any
split  of  any  of  the  Collateral  by  reclassification   or  otherwise,   any
certificates evidencing any such additional shares will be immediately delivered to the Secured Party and such shares will be subject to this Agreement and a part of the Collateral to the same extent as the original Collateral. At any time after the occurrence of an Event of Default, the Secured Party shall be entitled to receive all cash or stock dividends, interest and premiums declared or paid on the Collateral, all of which shall be subject to the Secured Party's rights under Section 5 above.

            8. Additional Covenants. The parties acknowledge that the liability of the Pledgor with respect to the Debt is not limited to the proceeds that may be obtained by the Secured Party from the disposition of the Collateral under this Agreement and, in the event that the proceeds from such disposition are less than the then outstanding Debt, the Secured Party may seek to recover any deficiency from the Pledgor.

            9. Further Assurances. At any time and from time to time, upon demand of the Secured Party, the Pledgor will give, execute, file and record any notice, instrument, document or agreement that the Secured Party may consider necessary or desirable to create, preserve, continue, perfect or validate any security interest granted hereunder or to enable the Secured Party to inform its rights hereunder with respect to such security interest, including, but not limited to, the pledging of additional shares of Inksure.

            10. Notices. All notices, demands, requests, consents, approval and other communications required or permitted hereunder shall be sent and delivered in accordance with the Note. Copies of all notices with respect to the Secured Party shall be sent to the Collateral Agent.


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            11.  Preservation  of Rights.  No delay or  omission  on the Secured
Party part to exercise any right or power arising hereunder, including without limitation, the failure of the Secured Party to exercise its rights against the Collateral, will impair any such right or power or be considered a waiver of any such right or power, nor will the Secured Party' action or inaction impair any such right or power. The Secured Party's rights and remedies hereunder are cumulative and not exclusive of any other rights or remedies which the Secured Party may have under other agreements, at law or in equity.

            12. Illegality. In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

            13. Changes in Writing. No modification, amendment or waiver of any provision of this Agreement nor consent to any departure by the Pledgor therefrom will be effective unless made in a writing signed by the Secured Party, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on the Pledgor in any case will entitle the Pledgor to any other or further notice or demand in the same, similar or other circumstance. No executory agreement and no course of dealing between the Secured Party and the Pledgor shall be effective to terminate, change or modify this Agreement in whole or in part; nor shall any waiver of any rights or powers of the Secured Party, or consent by the Secured Party, be valid or effective unless in writing and signed by Secured Party.


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            14. Entire  Agreement.  This Agreement  (including the documents and instruments referred to herein) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, between the Pledgor and the Secured Party with respect to the subject matter hereof.

            15. Successors and Assigns. This Agreement will be binding upon and inure to the benefit of the Pledgor and the Secured Party and its respective successors and assigns; provided, however, that the Secured Party may not assign this Agreement in whole or in part without the Pledgor's prior written consent. This Agreement is for the benefit of the Secured Party and its successors and assigns and in the event of an assignment of any amounts payable under the Note, the rights hereunder, to the extent applicable to the indebtedness so assigned, may be transferred with such indebtedness.

            16. Interpretation. In this Agreement, unless the Secured Party and the Pledgor otherwise agree in writing, the singular includes the plural and the plural the singular; references to statutes are to be construed as including all statutory provisions consolidating, amending or replacing the statute referred to; the word "or" shall be deemed to include "and/or", the words "including" and "includes" shall be deemed to be followed by the words "without limitation." Section headings in this Agreement are included for the convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

            17. Indemnity. The Pledgor agrees to indemnify the Secured Party, its directors, officers, employees, agents and representatives and each legal entity, if any, who controls the

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Secured  Party  (the  "Indemnified  Party")  and to hold the  Indemnified  Party harmless from and against any and all claims, damages, losses, liabilities and expenses (including all fees of counsel with whom the Indemnified Party may consult and all expenses of litigation or preparation therefor) which the Indemnified Party may incur or which may be asserted against the Indemnified Party as a result of the execution of or performance under this Agreement; provided, however, that the foregoing indemnity agreement shall not apply to claims, damages, losses, liabilities and expenses solely attributable to the Indemnified Party's negligence or willful misconduct.

            18. Governing Law and Jurisdiction. This Pledge Agreement has been delivered to and accepted by the Secured Party and will be deemed to be made in the State of New York.

THIS PLEDGE AGREEMENT WILL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PLEDGOR AND SECURED PARTY DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED IN THE STATE OF NEW YORK. The Pledgor hereby irrevocably consents to the exclusive jurisdiction of any state or federal court for New York County and consents that all service of process be sent by nationally recognized overnight courier service directed to the Pledgor at the Pledgor's address set forth herein and service so made will be deemed to be completed on the business day after deposit with such courier; provided that nothing contained in this Agreement will prevent the Secured Party from bringing any action, enforcing any award or judgment or exercising any rights against the Pledgor individually, against any security or against any property of the Pledgor within any other county state or other foreign or domestic jurisdiction. The Pledgor acknowledges and agrees that the venue provided above is the most convenient forum for both the

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Secured Party and the Pledgor. The Pledgor waives any objection to venue and any objection based on a more convenient forum in any action instituted under this Agreement.

            19. WAIVER OF JURY TRIAL. THE PLEDGOR IRREVOCABLY WAIVES ANY AND ALL RIGHTS THE PLEDGOR MAY HAVE TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR CLAIM OF ANY INURE RELATING TO THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED IN ANY OF THE TRANACTION AGREEMENTS. THE PLEDGOR ACKNOWLEDGES THAT THE FOREGOING WAIVER IS MADE KNOWINGLY AND VOLUNTARILY.

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            IN WITNESS  WHEREOF,  intending to be legally bound, the Pledgor and the Secured Party have heretofore executed this Agreement as of the date and year first above written.

                                                PLEDGOR:

                                                ICTS INTERNATIONAL, N.V.

                                                By: /s/ Avraham Dan
                                                    ---------------
                                                Name: Avraham Dan
                                                Title: Managing Director

                                                SECURED PARTY:

                                                NORTHWOOD BUSINESS CORPORATION

                                                By: /s/ Gil Atzmon
                                                    --------------
                                                Name: Gil Atzmon
                                                Title: Director